SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934 (Amendment No. 1)

        Filed by Registrant  X
                            ---
        Filed by a Party other than the Registrant

        Check the appropriate box:

            Preliminary Proxy Statement
       ---
        X   Definitive Proxy Statement
       ---
        X   Definitive Additional Materials
       ---
            Soliciting Material Pursuant to Section 240.14a-11(c) or
            Section 240.14a-12
       ---
                         OPTICAL COATING LABORATORY, INC.
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


            --------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

       Payment of Filing Fee (Check the appropriate box):

        X   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
       ---  or 14a-6(j)(2)

            $500 per each party to the controversy pursuant to Exchange --- Act Rule 14a-6(i)(3)

            Fee computed on table below per Exchange Act Rules 14a-6(i)(4) --- and O-11


                        OPTICAL COATING LABORATORY, INC.

           2789 Northpoint Parkway, Santa Rosa, California 95407-7397
                 Telephone 707/545-6440, Facsimile 707/525-7410

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 30, 1995
To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Optical Coating Laboratory, Inc. to be held on Thursday, March 30, 1995, at 4:00 p.m. in the Sonoma Ballroom of The Doubletree Hotel, 3555 Round Barn Boulevard, Santa Rosa, California, for the following purposes:

       1. To elect directors of the Company to serve for the ensuing year and until their successors are elected.

       2.   To approve the 1995 Incentive Compensation Plan.

       3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending October 31, 1995.

       4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on January 31, 1995, as the record date for determining those stockholders who will be entitled to vote at the meeting.

Whether or not you plan to attend the meeting, please review this material, decide how you wish to vote, execute the enclosed proxy card and return it promptly in the envelope provided. If a sufficient number of stockholders do this, the necessity for expensive and time consuming additional solicitation will be avoided.

Thank you for your cooperation in returning your proxy card as soon as possible.

                              By Order of the Board of Directors,



                              JOSEPH C. ZILS
                              General Counsel and Secretary

Santa Rosa, California
March 10, 1995

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.



                        OPTICAL COATING LABORATORY, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 30, 1995

                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by Management on behalf of the Board of Directors of Optical Coating Laboratory, Inc. (hereinafter called "the Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at 4:00 p.m. on Thursday, March 30, 1995, in the Sonoma Ballroom of The Doubletree Hotel, 3555 Round Barn Boulevard, Santa Rosa, California. The Company's Annual Report to Stockholders was first mailed to stockholders on or about February 24, 1995. This Proxy Statement and proxy card were first mailed to stockholders on or about March 10, 1995.

                         VOTING RIGHTS AND SOLICITATION

The Board of Directors of the Company has fixed the close of business on January 31, 1995, as the record date (hereinafter the "Record Date") for the determination of the stockholders of the Company entitled to vote at the Annual Meeting (the "Stockholders" or "Stockholders of Record"). As of the Record Date, the Company had 8,978,152 shares of common stock, $.01 par value (the "Common Stock"), issued and outstanding. All of the shares of the Company's Common Stock outstanding on the Record Date are entitled to vote at the Annual Meeting, and Stockholders of Record entitled to vote at the meeting will have one vote for each share so held on the matters to be voted upon.

Any Stockholder of Record executing a proxy retains the right to revoke it by notice in writing to the Secretary of the Company at any time prior to its use. All properly executed proxies received by Management and not revoked will be voted as directed or, if no direction is indicated, will be voted for the election of the nominees of Management and in favor of the other items presented by Management.

The expense of soliciting proxies in the enclosed form will be paid by the Company. In addition to the original and follow-on mailings of the proxies and soliciting materials, employees of the Company may solicit proxies by mail, telephone, facsimile and personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward the proxies and soliciting materials to persons for whom they hold shares of the Company and to request authority for the exercise of proxies; in such cases, the Company will reimburse such holders for their reasonable expenses.


                              STOCKHOLDER PROPOSALS

Stockholder proposals to be presented at the Annual Meeting for 1996 must be received by the Company no later than October 27, 1995, for inclusion in the proxy statement relating to that meeting. No Stockholder proposals were received for presentation at the Annual Meeting for 1995.


                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

All proxies in the form enclosed received by Management will be voted (unless authority to vote is withheld) for the election of the nominees listed on pages 2 and 3 as the directors of the Company to hold office until the next Annual Meeting of Stockholders and until their respective successors shall be elected and qualified. So far as is known to Management, all of the nominees will be candidates at the Annual Meeting, but should any of the nominees not be a candidate at the Annual Meeting, all such proxies so received will be voted in favor of the remainder of those nominated and for such substitute nominees (if any) as shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxies intend to vote all shares in such a manner as will assure the election of as many of the nominees listed below as possible. The specific nominees to be voted for will be determined by the proxies.


Pursuant to the Company's By-Laws, unless waived by the Board of Directors, to effect the nomination for director of any person other than the nominees listed on pages 2 and 3, the Board of Directors must have received notice of such person's candidacy at least 90 days before the date that had been the Record Date of the Company's previous year's Annual Meeting. Accordingly, notice of any such individual's candidacy must have been received by the Company by October 30, 1994. No such notice was received.
(/R>



Biographical summaries and ages as of the Record Date of individuals nominated by the Board of Directors for election as directors appear below and on page 3 of this Proxy Statement. Data with respect to the number of shares of the Company's Common Stock beneficially owned by each of them, directly or indirectly, as of the Record Date, appears on pages 5 and 6 of this Proxy Statement.


NOMINEES

HERBERT M. DWIGHT, JR.; AGE 64; CHAIRMAN OF THE BOARD, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF THE COMPANY.

Mr. Dwight was elected to the positions of Chairman of the Board, President and Chief Executive Officer on August 19, 1991. He was appointed Chief Financial Officer effective December 17, 1993. Mr. Dwight was President and Chief Executive Officer of Spectra Physics from 1967 to 1988 and Chairman, President and Chief Executive Officer of Superconductor Technologies, Inc. from 1988 through August 1991 and continued to serve as Chairman from 1991 until his resignation in May 1994. Mr. Dwight also serves as a director of Laserscope Surgical Systems, Applied Materials, Inc., Applied Magnetics Corporation and Trans Ocean Limited.

DOUGLAS C. CHANCE; AGE 53; PRESIDENT AND CHIEF EXECUTIVE OFFICER, WYSE
TECHNOLOGY.

Mr. Chance has been a director of the Company since 1973. He was appointed President and Chief Executive Officer of Wyse Technology in November 1994 where he continues to serve in those capacities. Mr. Chance served as President, Chief Executive Officer and director of Octel Communications Corporation from October 1990 to November 1993. Following his resignation as President and Chief Executive Officer, Mr. Chance served as a consultant and director of Octel Communications Corporation until November 1994. Mr. Chance was Executive Vice President, Networked Systems Sector, Hewlett-Packard Company, from May 1987 to October 1990 and held various executive and administrative positions with Hewlett-Packard Company from 1966 to 1987.

JOHN MCCULLOUGH; AGE 62; VICE PRESIDENT OF THE COMPANY

Mr. McCullough has been a director of the Company since 1985 and has been a Vice President of the Company since January 1992. Mr. McCullough served as Executive Vice President of the Company from December 1988 to January 1992 and as Senior Vice President of the Company from 1978 to December 1988.

JULIAN SCHROEDER; AGE 48; VICE PRESIDENT, CORPORATE FINANCE, B D S SECURITIES CORPORATION

Mr. Schroeder has been a director of the Company since 1989. He has been Vice President, Corporate Finance, of B D S Securities Corporation (formerly Smith Management Corp.) since March 1989. He was a principal of Schroeder Consulting Company, a financial consulting firm, from January 1985 to February 1989.

RENN ZAPHIROPOULOS; AGE 68; RETIRED PRESIDENT AND CHIEF EXECUTIVE OFFICER OF VERSATEC, INC. (A XEROX COMPANY)

Mr. Zaphiropoulos has been a director of the Company since 1988. Mr. Zaphiropoulos was President and Chief Executive Officer of Versatec, Inc. (A Xerox Company) from 1969 until his retirement on January 1, 1988, and Corporate Vice President of Xerox Corporation from 1984 until his retirement on January 1, 1988. He currently is a director of various privately-held corporations and holds executive seminars in management worldwide.

COMPENSATION OF DIRECTORS

Directors who are not otherwise employees of the Company were paid an annual retainer in fiscal 1994 of $12,000 and received an additional fee of $1,250 per day for attendance at any meetings of the Board or a Committee of the Board. Directors who are employees of the Company receive no separate compensation for serving as a director. Directors may be reimbursed for any expenses related to membership on the Board.

The Board of Directors has established an ongoing annual award of Common Stock of the Company to the three outside, non-employee directors. Under this program, 1,000 shares of the Common Stock of the Company, plus payment of associated withholding taxes, are awarded annually to each of the outside directors as part of their remuneration for their services as directors.
The term of this award is five years beginning April 1992 and expiring
April 1997. Accordingly, for fiscal 1994, Directors Chance, Schroeder and Zaphiropoulos were each awarded 1,000 shares of the Common Stock of the Company with a fair market value at the time of award of $6,750, plus payment of related withholding taxes.

BOARD MEETINGS AND COMMITTEES

During fiscal 1994, there were four regular meetings of the Board of Directors. Attendance by each director at the meetings of the Board and its Committees during fiscal 1994 was 100%.

Audit Committee. The Board of Directors has an Audit Committee consisting of the three outside, non-employee directors: Julian Schroeder (Chairman), Douglas C. Chance and Renn Zaphiropoulos, who also serve as members of the Compensation and Stock Option Committee. The Audit Committee met four times in fiscal 1994. The Audit Committee meets independently with representatives of the Company's independent auditors and with representatives of Management. The Committee recommends the engagement of the Company's independent auditors, consults with the auditors as to the adequacy of internal accounting procedures and reviews and approves financial statements and reports.

Compensation and Stock Option Committee. The Board of Directors has a Compensation and Stock Option Committee consisting of the three outside, non-employee directors with Mr. Zaphiropoulos serving as Chairman. The Committee met three times during fiscal 1994. The Committee is responsible for reviewing and reporting to the Board on incentive compensation plans, stock option grants and the administration of the Company's various incentive compensation and stock option plans, as well as reviewing and reporting to the Board on recommended annual compensation for officers, including salaries, bonuses, the Company's Management Incentive Plan and other forms of compensation and remuneration.

Executive Committee. The Company has an Executive Committee consisting of three directors: Herbert M. Dwight, Jr. (Chairman), Douglas C. Chance and John McCullough. Pursuant to the Company's By-Laws, the Executive Committee has all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except those powers which by law cannot be delegated by the Board of Directors. The Executive Committee did not meet during fiscal 1994.

There is no nominating committee of the Board or any committee performing the functions of such a committee.



                             COMMON STOCK OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides certain information as of the Record Date regarding beneficial ownership of the Company's Common Stock by (i) each person or group who, to the Company's knowledge, beneficially owns more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors; (iii) the Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers"); and (iv) all directors and executive officers as a group:

                                                       COMMON STOCK
                                            NO. OF SHARES    PERCENT OF
                                            BENEFICIALLY     OUTSTANDING
                                            OWNED            STOCK
DIRECTORS, OFFICERS AND 5% STOCKHOLDERS
PRINCIPAL STOCKHOLDERS:
Employee Stock Ownership Plan
of the Company (1)                             1,577,104       17.6%
 c/o Optical Coating Laboratory, Inc.
 2789 Northpoint Parkway
 Santa Rosa, California  95407-7397

Hakuto Co., Ltd.                                 907,440       10.1%
 1-13 Shinjuku 1-Chome
 Shinjuku-ku, Tokyo 150, Japan

The TCW Group, Inc.(2)                           517,500        5.8%
 865 South Figueroa Street
 Los Angeles, CA  90017

Dimensional Fund Advisors Inc.(3)                450,414        5.0%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA  90401

DIRECTORS:
Douglas C. Chance                                 17,200        .2%
John McCullough(4)                                48,590        .5%
Julian Schroeder                                  18,500        .2%
Renn Zaphiropoulos                                 7,000         *

NAMED EXECUTIVE OFFICERS:
Herbert M. Dwight, Jr.(5)                        614,658       6.4%
Klaus F. Derge(6)                                 83,500        .9%
Laurence D. Parson (7)                            38,899        .4%
Norman E. Strandlund(8)                           90,434       1.0%
Josef Wally(9)                                    21,264        .2%
All Directors and Executive Officers
as a group (13 persons)(10)                     1,133,702     11.5%

_________________

   * Represents less than 0.1% of the outstanding Common Stock
   (1) Pursuant to the terms of the Trust Agreement under the Company's Employee Stock Ownership Plan ("ESOP+"), the Trustees vote the shares held in the ESOP+ upon instructions given by individual participants as to the individual participant's vested shares, and in the discretion of the Trustees otherwise.
   (2)    The number of shares shown above as owned by The TCW Group, Inc.
was communicated to the Company by copy of a Schedule 13G filing under the Securities Exchange Act of 1934 (the "1934 Act") filed by The TCW Group, Inc. on February 15, 1995. In this Schedule 13G, The TCW Group, Inc., identifying itself as a Parent Holding Company in accordance with Sec. 240.13d(b)(1)(ii)
(G) of the 1934 Act, reported that it had sole voting and dispositive power with respect to 517,500 Shares of the Company's Common Stock. The Schedule 13G further states that the filing by The TCW Group, Inc. shall not be construed as an admission by The TCW Group, Inc. that it is the beneficial owner of these shares.
   (3) The number of shares shown above as owned by Dimensional Fund Advisors Inc. ("Dimensional"), was communicated to the Company by copy of a Schedule 13G filing under the Securities Exchange Act of 1934 (the
"1934 Act") filed by Dimensional on January 30, 1995. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 450,414 shares of the Company's Common Stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
   (4) Includes 12,000 shares under options exercisable within 60 days of the Record Date and 19,091 shares held for the benefit of Mr. McCullough in the Company's Employee Stock Ownership Plan.
   (5) Includes 567,000 shares under options exercisable within 60 days of the Record Date and 3,399 shares held for the benefit of Mr. Dwight in the Company's Employee Stock Ownership Plan.
   (6) The 83,500 shares shown for Mr. Derge are shares under options exercisable within 60 days of the Record Date.
   (7) Includes 27,937 shares under options exercisable within 60 days of the Record Date and 7,728 shares held for the benefit of Mr. Parson in the Company's Employee Stock Ownership Plan.
   (8) Includes 39,834 shares under options exercisable within 60 days of the Record Date and 10,502 shares held for the benefit of Mr. Strandlund in the Company's Employee Stock Ownership Plan.
   (9) Includes 11,750 shares under options exercisable within 60 days of the Record Date and 9,514 shares held for the benefit of Mr. Wally in the Company's Employee Stock Ownership Plan.
   (10) Includes 852,404 shares under options exercisable within 60 days of the Record Date and 87,752 shares held for the benefit of all officers in the Company's Employee Stock Ownership Plan.


                       COMPENSATION OF EXECUTIVE OFFICERS

 I.  SUMMARY COMPENSATION TABLE

  The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the three fiscal years ended October 31, 1994:


                                                                                         LONG-TERM
                                                                                COMPENSATION
                                        ANNUAL COMPENSATION                        AWARDS
                                                                  OTHER ANNUAL     OPTIONS    ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)(1)  BONUS($)(2)  COMPENSATION($)(3)   (#)    COMPENSATION(4)
Herbert M. Dwight, Jr.(5)     1994     $323,920      $33,448        $3,169         600,000      $ 5,889
 Chairman of the Board,       1993      314,051       20,589        10,366            --          4,537
 President and                1992      299,998       41,700         7,166            --         10,040
 Chief Executive Officer

Klaus F. Derge (6)            1994      176,900       12,164        12,000          10,000         --
 Vice President,              1993      158,400        7,472        11,686            --           --
 International Operations     1992       60,000          --           --            80,000       40,000

Laurence D. Parson(7)         1994      130,327        3,915         2,441          10,000        4,729
 Vice President and           1993      121,660        6,013         8,207           6,000       19,088
 General Manager,             1992         --            --           --              --           --
 Glare/Guard Division

Norman E. Strandlund          1994      170,034       17,960         2,092          10,000        5,458
 Vice President and           1993      161,417        4,392        10,544           8,000       14,503
 General Manager,             1992      153,459       16,719         8,156          20,000        5,611
 Santa Rosa Division

Josef Wally                   1994      130,286        9,296         3,135           5,000        5,147
 Vice President,              1993      123,010        5,812        12,247           5,000        2,877
 Corporate Controller         1992      121,926       12,171         7,813          10,000        4,581
 and Secretary

_________________

  (1)In January 1994, the Company chose to include an automobile allowance benefit in the base salaries of all participants of the program, including the Named Executive Officers. Thus, the base salaries shown for the Named Executive Officers, excluding Mr. Derge, include the fiscal 1994 annual automobile allowances aggregating $7,621 for each of the Named Executive Officers.
  (2)Bonuses were paid to the Named Executive Officers under the Company's 1994, 1993 and 1992 Management Incentive Plans.
  (3)Includes for fiscal 1994, 1993 and 1992, for the Named Executive Officers, excluding Mr. Derge, a special medical expense reimbursement benefit and an automobile allowance benefit paid in the first two months of fiscal 1994 under the Company's prior automobile allowance program.


                                                      AUTOMOBILE
                                   MEDICAL           ALLOWANCE PAID
FOR FISCAL 1994:                 REIMBURSEMENT     UNDER 1993 PROGRAM
  Herbert M. Dwight, Jr.             $919                $2,250
  Laurence D. Parson                  941                 1,500
  Norman E. Strandlund                592                 1,500
  Josef Wally                       1,635                 1,500

     Mr. Derge participates in separate medical and automobile expense reimbursement programs through the Company's subsidiary in Reinheim, Germany. For fiscal 1994, he received $2,461 in medical expense payments. For automobile expenses, Mr. Derge is reimbursed for actual expenses incurred for business purposes.

  (4)Includes for fiscal 1994, 1993 and 1992, for each Named Executive Officer, excluding Mr. Derge, a life insurance benefit and contributions made by the Company under the Employee Stock Ownership Plan (ESOP+).

                                LIFE INSURANCE         ESOP+
FOR FISCAL 1994:                   PREMIUM         CONTRIBUTION
  Herbert M. Dwight, Jr.            $702              $5,187
  Klaus Derge(6)                      --                --
  Laurence D. Parson                 174               4,555
  Norman E. Strandlund               271               5,187
  Josef Wally                        425               4,722


  (5)During fiscal 1994, options for 500,000 shares held by Mr. Dwight were canceled and reissued to extend the expiration date. The options were regranted effective July 1, 1994 for a period of five years. No change was made to the option prices, and all other terms of the original option agreements were unchanged.

  (6)Mr. Derge does not participate in the Company's life insurance benefit program or ESOP+. Mr. Derge joined the Company in July 1992 which is reflected in his fiscal 1992 base salary. "All Other Compensation" for fiscal 1992 includes reimbursement of extraordinary travel expenses incurred by Mr. Derge in his efforts to establish the Company's German subsidiary, OCLI Optical Coating Laboratory GmbH (OCLI GmbH).

  (7)Mr. Parson was appointed Vice President in June 1993. For fiscal 1993, "All Other Compensation" includes a payment of $18,931 for accrued vacation time that was not used prior to Mr. Parson's appointment as an officer of the Company.

II.  OPTION GRANTS IN LAST FISCAL YEAR


                               Individual Grants
                                    PERCENT OF                                  POTENTIAL
                                    TOTAL                                       REALIZABLE VALUE
                                    OPTIONS                                     AT ASSUMED RATES
                                    GRANTED TO                                  OF STOCK PRICE
                                    OPTIONEES     EMPLOYEE'S     EXERCISE       APPRECIATION FOR
                         GRANTED    IN FISCAL     PRICE          EXPIRATION     OPTION TERM(4)
NAME                      (#)(1)    YEAR(2)      ($/SHARE)(3)    DATE           5%         10%
Herbert M. Dwight, Jr.   400,000     48.8%        $  6.875        7/01/99     $759,774  $1,678,903
                         100,000     12.2%          10.250        7/01/99            0      82,226
                         100,000     12.2%           6.125       12/17/98      169,223     373,937

Klaus F. Derge            10,000      1.2%           6.125       12/17/98       16,922      37,394

Laurence D. Parson        10,000      1.2%           6.125       12/17/98       16,922      37,394

N.E. Rick Strandlund      10,000      1.2%           6.125       12/17/98       16,922      37,394

Josef Wally                5,000       .6%           6.125       12/17/98        8,461      18,697

  (1)The 400,000 option shares shown in the above table for Mr. Dwight were originally granted on 8/19/91 and would have expired on 8/19/96 and 100,000 option shares were originally granted on 9/18/92 and would have expired on 9/18/97. Effective July 1, 1994, the 500,000 total option shares were canceled and regranted for the purpose of extending the expiration dates. The exercise prices and all other terms and conditions of the original grants were unchanged. The options listed in the table for the four other Named Executive Officers, and the remaining 100,000 option shares shown for Mr. Dwight, were granted on December 17, 1993, pursuant to the Company's 1993 Incentive Compensation (Stock Option) Plan. The options become exercisable in three annual installments commencing one year from the date of grant. The options have a maximum term of five years, subject to earlier termination of unvested options in the event of the optionee's cessation of service with the Company.

  (2)The Company granted options totaling 819,900 shares to employees in fiscal 1994. This amount includes the aforementioned 500,000 option shares regranted to Mr. Dwight during fiscal 1994.

  (3)The exercise price of each option may be paid in cash, in existing shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day-sale of the purchased shares.

  (4)The 5% and 10% assumed rates of appreciation are stipulated by the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of its Common Stock. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed levels or at any other defined level. Unless the market price of the Company's Common Stock does, in fact, appreciate over the option term, no value will be realized from the option grants.


III. OPTION EXERCISES AND YEAR-END VALUE TABLE

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


   The following table provides information on option exercises in fiscal 1994 by the Named Executive Officers and the value of such officers' unexercised options at October 31, 1994.

                                                                      VALUE OF
                                                     NUMBER OF        UNEXERCISED
                                                     UNEXERCISED      IN-THE-MONEY
                                                     OPTIONS AT       OPTIONS AT
                                                     FISCAL YE (#):   FISCAL YE ($):(1)
                                          VALUE
                      SHARES ACQUIRED ON  REALIZED   EXERCISABLE/     EXERCISABLE/
NAME                     EXERCISE (#)       ($)      UNEXERCISABLE  UNEXERCISABLE
Herbert M. Dwight, Jr.        0              0        567,000/           $12,563/
                                                       33,000              6,188

Klaus F. Derge                0              0         83,500/           $   656/
                                                        6,500              1,219

Laurence D. Parson            0              0         27,937/           $ 6,421/
                                                       16,000              1,219

Norman E. Strandlund          0              0         39,834/           $14,199/
                                                       16,750              1,219

Josef Wally                   0              0         11,750/           $ 1,594/
                                                        8,250                563

  (1)The Company's fiscal year ended October 31, 1994. The closing price of the Company's Common Stock on the NASDAQ National Market System on October 31, 1994 was $6.3125 per share.

                   COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


COMPENSATION PHILOSOPHY

The Compensation and Stock Option Committee has two principal objectives in determining executive compensation policies: first, to attract, develop, reward and retain key executive talent; and second, to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing stockholder value. The Compensation and Stock Option Committee has adopted the following executive compensation policies in the furtherance of these objectives:

       o The Company will compensate competitively with the practices of other leading technology companies of similar size;

       o Performance at the corporate, division and individual executive officer level will determine the bonus portion of compensation;

       o The attainment of realizable but challenging objectives will determine performance based compensation; and

       o The Company will encourage executive officers to hold substantial, long-term equity stakes in the Company so that the interests of executive officers will be aligned with the interests of stockholders. Accordingly, stock or stock options will constitute a portion of compensation.

Each of the foregoing policies assists the Compensation and Stock Option Committee in the determination of appropriate compensation for its executive officers. The policy relating to competitive compensation with other leading companies provides one objective standard with which the Company's compensa-tion practices can be compared. The Company's emphasis on stock based performance provides the single most important link between executive compensation, stockholder return and Company performance since the effects of changes in the Company's performance are ultimately reflected in the market value of the Company's stock.

ELEMENTS OF EXECUTIVE COMPENSATION

   (I) BASE SALARY. In establishing base salaries for the Company's executive officers, the Committee compares salary levels in effect for comparable positions with other US technology companies of similar size using data from the Radford Benchmark Salary Survey and the American Electronics Association (AEA) Executive Compensation Survey. In addition, the Committee gives consideration to the specific functional responsibilities of the position. The Company's executive officers' base salaries are currently set near the median range of the comparison groups for officers in corporate areas and slightly above the median range for officers responsible for an operating division.

The Committee believes that the comparison of executive officer base compensation to the indices of the Radford Benchmark Salary Survey and AEA Executive Compensation Survey groups is applicable since the Company competes against this broader group of companies for executive management talent. The Committee believes that the Company's most direct competitors for executive talent are not necessarily only the companies that would be included in a peer group established to compare stockholder returns. In recruiting executive management personnel, the Company searches for executives with experience in innovative and advanced management practices of outstanding companies in different industries. Thus, the compensation comparison groups are not the same as the peer group companies used in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement.

The Committee reviews executive officers' base salaries annually in December, and adjustments are made on the basis of the executive officers' personal performance for the year, the overall financial performance of the Company and changes in the general level of base salaries of persons in comparable positions in the comparison groups surveyed. In determining increases in base salaries for executive officers, the Committee places the greatest weight on the individual's personal performance against previously established objectives and the performance of the Company for the fiscal year. For fiscal 1994, the Committee established a Company-wide wage and salary budget consisting of a maximum of 4% for merit increases plus 1% for promotional and equity adjustments. However, due to the losses sustained by the Company in the prior fiscal year, no merit increases were awarded to Mr. Dwight or any other executive officer.

   (II) INCENTIVE COMPENSATION. The Company's executive officers partici-pate in a Management Incentive Plan approved annually by the Compensation and Stock Option Committee. The total budget for the 1994 Management Incentive Plan (the "Plan" or "1994 Plan") was set at a maximum of 15% of 1994 pretax profits. The 1994 Plan provides for 80% of a participant's potential payout to be based on the Company meeting certain prescribed quantitative operating profit and pretax earnings targets. Twenty percent (20%) of a participant's potential payout was based upon the achievement of previously established, individual qualitative objectives. Under the Plan, the participant's "base bonus" was the amount they would earn if their division and/or the Company as a whole achieved budgeted profit levels for each quarter and for the entire year and the individual achieved all qualitative objectives. Under the Plan, the CEO's "base bonus" was set at 35% of his actual base salary. Other executive officer participants' "base bonus" was set at 25% of their actual base salary. Participants could earn up to 10% of their base bonus each quarter depending on the quarterly profit performance of their Division/the Company and up to 40% of their annual base bonus depending on their Division's/the Company's profits for the fiscal year. Executive officer participants had the potential to earn up to 20% of their base bonus at year-end depending upon the rating of their performance against their qualitative objectives for the year.

   (III) LONG-TERM STOCK OPTION AWARDS. The Company's stock option program was established to increase the commitment of key employees to the Company, to align their interests with those of other stockholders and to reward them for superior performance. Annual Company-wide option grants are set at approximately 2% of total outstanding shares. Stock option grants for the Company's executive officers are reviewed annually by the Compensation and Stock Option Committee at its December meeting. Awards to executive officers and all other eligible participants (the "Participants") are approximated by multiplying the mid-point of the Participant's salary range by a constant factor which results in an "option dollar value." The option dollar value is then prorated to adjust for the number of shares available for grant under the option Plans and to meet the guidelines of the Company's Stock Option Policy. The actual number of options granted to a Participant using these guidelines is adjusted by measuring the Participant's performance against preestablished goals.

CEO COMPENSATION

The Compensation and Stock Option Committee applies the foregoing principles and policies in determining the compensation of Mr. Dwight, the Company's chief executive officer. Under these guidelines, Mr. Dwight was not eligible to receive a merit increase at the beginning of fiscal 1994, nor were any other of the Named Executive Officers, due to the operating losses of the Company reported for the prior fiscal year. As described in footnote (3) of the Summary Compensation Table, the base salaries for fiscal 1994 shown for Mr. Dwight and the other Named Executive Officers include an automobile allowance paid under a new Company program which became effective in January 1994. As a result, Mr. Dwight's salary for fiscal 1994 includes an automobile allowance of $7,621. Mr. Dwight also received $2,250 during the first two months of fiscal 1994 under the Company's former program for automobile allowance payments. Mr. Dwight received quantitative quarterly bonuses totaling $16,333 under the guidelines of the Company's 1994 Management Incentive Plan on the basis of the Company achieving its performance objectives during the first and second quarters of fiscal 1994. No bonuses were earned by Mr. Dwight in the third and fourth quarters of fiscal 1994. Mr. Dwight earned an annual, qualitative bonus of $17,115 for fiscal 1994 for leading the Company to profitable performance for the year.

The Compensation and Stock Option Committee awarded Mr. Dwight an option for 100,000 shares of Common Stock to fulfill the commitment made by the Company to Mr. Dwight in its offer of employment. Also during fiscal 1994, the Committee elected to extend the expiration dates of two of Mr. Dwight's earlier option awards as recognition of Mr. Dwight's performance under the difficult business situation prevailing since 1991. The options were extended for a period of five years beginning July 1, 1994. The option prices and all other terms and conditions of the original option grants were unchanged.

Mr. Dwight received an automobile allowance, a special medical expense reimbursement annual benefit of up to $10,000, and an excess life insurance premium payment. Mr. Dwight also participated in the standard employee benefit programs of the Company.

COMPENSATION AND STOCK OPTION COMMITTEE


RENN ZAPHIROPOULOS, CHAIRMAN
DOUGLAS C. CHANCE
JULIAN SCHROEDER

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Stock Option Committee is a former or current officer or employee of the Company or any of its subsidiaries.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of the Common Stock of the Company to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "Commission"). Such officers, directors and ten percent stockholders are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that Forms 3, 4 and 5 have been filed as required or were not required to be filed, the Company believes that, during the fiscal year ended October 31, 1994, all Section 16(a) filing requirements were complied with that were applicable to its officers, directors and ten percent stockholders, with the exception of one late filing on Form 4 made by Herbert M. Dwight, Jr., the Company's Chief Executive Officer, during fiscal 1994.


                                PERFORMANCE GRAPH

The stock price Preformance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The graph below compares cumulative total return of the Company's Common Stock with the cumulative total return of the NASDAQ Stock Market-US Index and a Peer Group. In establishing the Peer Group, the Company has selected public companies which are competitors or manufacture products or serve markets in the Company's opto-electronics field and which have a market valuation similar in range to that of the Company's. The Peer Group consists of Donnelly Corporation, which is traded on the American Stock Exchange, and Coherent, Inc., Newport Corporation, Opto Mechanical Corporation, Southwall Technologies, Inc. and Zygo Corporation, all of which are traded on the NASDAQ National Market System. The graph assumes $100 was invested on October 31, 1989 in each of (i) the Company's Common Stock, (ii) the stocks comprising the NASDAQ Index and (iii) the stock comprising the Peer Group, and assumes the reinvestment of dividends.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                   AMONG OPTICAL COATING LABORATORY, INC.(OCLI),
                 THE NASDAQ STOCK MARKET-US INDEX AND A PEER GROUP

                                          CUMULATIVE TOTAL RETURN
                                 10/89  10/90  10/91  10/92  10/93  10/94
Optical Coating Laboratory, Inc.  100    65      99    124     94     86

Peer Group                        100    64      91     81     98     96

NASDAQ Stock Market-US            100    74     126    141    181    182

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

TRANSACTION WITH KLAUS F. DERGE

The Company's subsidiary in Germany, OCLI Optical Coating Laboratory GmbH, is located in an office suite in Reinheim, Germany, that was leased by Mr. Klaus
F. Derge, the Company's Vice President, International Operations, for Mr. Derge's personal business use. The Company utilizes these offices and pays Mr. Derge approximately $126,000 per year for its occupancy of the office suite and for office services. It is the Company's opinion that the terms of this arrangement are as fair as could have been obtained from unaffiliated persons.

TRANSACTION WITH WILLIAM C. BURGESS

In association with its efforts to recruit Mr. Burgess as Vice President, Human Resources, the Company entered into a loan agreement to cover the losses he incurred in selling his home and relocating to Santa Rosa, California. Under the terms of the agreement, the Company has loaned Mr. Burgess the sum of $92,000 under a promissory note which will be secured by a deed of trust on his new residence in Santa Rosa. The principal and accrued interest under the note will be forgiven by the Company on a prorata basis over the next eight years of Mr. Burgess' employment. In the event Mr. Burgess should choose to terminate his employment during the eight year period, the balance on the note shall become immediately due and payable.

INDEMNIFICATION AGREEMENTS

The Company has entered into indemnification agreements with each of its directors and officers. Such agreements require the Company to indemnify such individuals to the full extent permitted by Delaware law if certain claims are brought against them in their capacities with the Company.

EMPLOYMENT CONTRACTS, CHANGE IN CONTROL AND SEVERANCE ARRANGEMENTS

Effective August 19, 1991, Mr. Dwight accepted an employment offer from the Company and entered into an agreement to serve as the Company's Chairman, President and Chief Executive Officer at the pleasure of the Board of Directors. Under the terms of the agreement, Mr. Dwight's base salary was set at $300,000 per year, to be adjusted annually at the discretion of the Compensation and Stock Option Committee based upon the Company's performance and Mr. Dwight's contribution thereto. Among other provisions, the agreement included a grant to Mr. Dwight of an option to purchase 400,000 shares of Company Common Stock. Under this option award, 100,000 shares were vested upon grant and 150,000 option shares vested in each of the two years thereafter. The option is now fully vested. Also, included in the agreement was consideration for additional options in amounts up to 100,000 option shares annually to be awarded to Mr. Dwight at the discretion of the Compensation and Stock Option Committee based upon the performance of the Company and Mr. Dwight's contribution thereto for the two years following the date of his employment. Mr. Dwight was granted an additional option in fiscal 1992 for 100,000 shares. No stock options were granted to Mr. Dwight in fiscal 1993. The agreement also provides that in the event of a Change in Control of the Company (as defined in the Company's Restated Certificate of Incorporation), all unvested options held by Mr. Dwight will immediately vest.

Mr. John McCullough entered into an Employment Agreement with the Company effective August 19, 1991, pursuant to which Mr. McCullough agreed to perform services at the officer level for approximately 75 days per year through October 31, 1992 at a base salary of $135,000 per year and for approximately 50 days per year from November 1, 1992 through October 31, 1995 at a base salary of $90,000 per year.

Effective November 20, 1987, the Company entered into Employment Agreements with certain executive officers of the Company, including Messrs. Laurence D. Parson, Norman E. Strandlund and Josef Wally. On November 20, 1991, the Agreements were extended for an additional term of two years and again, on November 20, 1993, the Agreements were extended for a two year term expiring on November 20, 1995. At November 20, 1993, Messrs. Dwight and Derge also entered into Employment Agreements with the Company. These Employment Agreements, among other provisions, provide that the officer has the right to terminate his employment at any time during the period beginning three months after the occurrence of a "Change in Control"1 and ending twelve months after the occurrence of such Change in Control and upon such termination shall be paid an amount equal to eighteen months of his maximum salary in effect within twelve months of the termination. Except in the case of a termination by the Company for cause or a voluntary termination in accordance with the preceding paragraph, if at any time within two years after the occurrence of a Change in Control either (i) the Company terminates the employment of an officer who is party to an Employment Agreement or (ii) such officer terminates his employment following a "Constructive Dismissal"2 by the
Company, then that officer shall be paid an amount equal to thirty-six months of the officer's maximum salary in effect within twelve months of termination. The Employment Agreements provide that no amount shall be paid under the Employment Agreements which would be classified as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Internal Revenue
Code.
_______________
    1 "Change in Control" is defined in the Agreements to mean the occurrence of any of the events described in subparagraph (i) or (ii) below:
          (i) the acquisition by any person, entity or group (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) alone, or together with any affiliate or associate, of beneficial ownership of 20% of the shares, and the adoption by the Board of Directors of a resolution (x) disapproving such acquisition, or (y) declaring operative the provisions of the respective Employee Security Agreement regarding a change of control;
          (ii) the failure of a majority of the Board of Directors to be "Continuing Directors," as defined below.
     "Continuing Director" means (i) any member of the Board who was a member of the Board prior to November 20, 1987, or (ii) any person who subsequently becomes a member of the Board if such person's nomination for election or reelection is approved by a majority of the Continuing Directors.

    2 "Constructive Dismissal" shall occur if the Company demotes an employee, reduces an employee's duties, decreases an employee's benefits or compensation or relocates an employee to a location outside of the community where the employee is employed as of the date of a Change in Control.


                                   PROPOSAL 2:

                  APPROVAL OF 1995 INCENTIVE COMPENSATION PLAN

For the reasons set forth below, the Board recommends that the Stockholders approve the Optical Coating Laboratory, Inc. 1995 Incentive Compensation Plan (the "Plan"). The full text of the Plan is set forth as Exhibit A hereto, and the reader is urged to refer to it for a complete description of the proposed Plan. The summary of the principal features of the Plan, which follows, is qualified entirely by such reference.

The purpose of the Plan is to encourage Common Stock ownership in the Company by key personnel whose long-term employment is considered essential to the Company's continued progress, thereby providing them with an additional incentive to continue in the employ of the Company or its subsidiaries. The Board has determined that the additional incentive provided by the Plan to those employees whose efforts have the most effect on the Company's success will promote the welfare of the Company's Stockholders generally.

A total of 600,000 shares of the Company's Common Stock are to be reserved for issuance pursuant to the Plan.

PRINCIPAL FEATURES OF THE PLAN

Under the proposed Plan, certain executives and other key employees (expected to be approximately 100 people), designated as participants by a Committee composed of the members of the Compensation and Stock Option Committee of the Board of Directors (the "Committee"), would be eligible to receive, in addition to a fixed salary, periodic awards based on their performance and that of the Company as a whole. The Committee is composed of directors who are not eligible to participate in the Plan. The performance measurement would involve a variety of factors, including personal achievement, contribution to the Company, business volume growth and attainment of financial objectives. Special supplemental awards for extraordinary achievement may be made to any participant.

Awards may be in the form of stock options, unrestricted stock bonuses, restricted stock bonuses, stock paid for with a recourse or non-recourse promissory note ("loan stock"), or any combination thereof. Stock bonuses may be restricted against sale for varying periods, as determined by the Committee. Upon award of restricted stock or loan stock, certificates for such shares will be deposited in escrow with the Company's Secretary. The employee will retain voting and dividend rights with respect to the shares, but will not have the right to transfer the shares until all restrictions pertaining to the shares have terminated or until payment of the promissory note.

An employee who has been granted restricted stock, stock options or loan stock may also be permitted under the Plan to elect that the tax liability (as described below) arising from the lapse of restrictions on restricted stock, exercise of stock options, or payment of a non-recourse note used to purchase loan stock be satisfied by the Company withholding from the shares to be delivered to the employee that number of shares the fair market value of which is closest to, without exceeding, such tax liability. For these purposes, "tax liability" means the minimum federal and state income taxes required to be withheld, or, in the Company's discretion, any greater amount of taxes (including taxes other than income taxes) required to be withheld.


Stock options granted under the Plan will be designated either as incentive stock options ("ISO's") eligible for special tax treatment under Section 422 of the Code or as non-qualified options. The option price of each option issued under the Plan will be the fair market value of the Company's Common Stock subject to the option on the date of grant. Fair market value, for purposes of the Plan, shall be determined by the Committee. The term of the options cannot exceed 10 years, and in all other respects, the material terms of the options will be similar to options granted under the Company's existing Stock Option Plans. See Exhibit A, Part 2., VI.

MODIFICATION OF THE PLAN

The Board of Directors or the Committee will be authorized to suspend or discontinue the Plan or modify or amend it in any respect whatsoever; however, without approval of the Stockholders, no revision or amendment may change the number of shares subject to the Plan except in the event of a change in the capital structure of the Company affecting its stock.

TAX TREATMENT

There are no tax consequences to the employee or the Company upon grant of a stock option. Upon exercise of an option not qualified as an ISO, the employee will be required to recognize taxable income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise (the "spread"), and the Company will be entitled to a federal income tax deduction equal to the income recognized by the employee. Except for inclusion of the spread as an item of tax preference for alternative minimum tax purposes, there are no federal tax consequences for the employee or the Company upon exercise of an ISO. Moreover, if the employee holds the shares purchased through the exercise of an ISO for more than one year from the date of exercise and two years from the date the option was granted (the "required holding period"), the spread and all other appreciation in the shares over the exercise price will be long-term capital gain at the time the shares are sold. The Company will not receive a deduction if an employee holds stock acquired through the exercise of an ISO for the required holding period. If the employee sells such stock before the expiration of the required holding period, the employee will be required to recognize taxable income equal to the lesser of the spread or the difference between the amount realized and the employee's basis in the stock. The Company will receive a deduction equal to the taxable income recognized by the employee.

Recipients of unrestricted stock bonuses will be taxed on an amount equal to the fair market value of the shares at the time of grant. The Company will receive a federal tax deduction equal to the amount of income recognized by recipients of unrestricted stock bonuses. Recipients of loan stock purchased with a recoursenote will not be taxed upon grant of the loan stock if the fair market value of the loan stock on the date it is granted equals the face amount of the promissory note used by the recipient to purchase the loan stock. Moreover, recipients of loan stock purchased with a non-recourse note will be taxed only as the note is paid off and then only to the extent that the fair market value of the shares corresponding to the paid off principal portion of the note exceeds such principal portion.

A recipient of a restricted stock bonus will recognize taxable income equal to the fair market value of the shares at the time the restrictions lapse. However, the employee may elect to include in income for the year of the award the fair market value of the restricted stock at the time of grant.
If the election is made, any subsequent appreciation recognized on eventual sale or disposition of the shares will be capital gain. If the shares are forfeited following such an election, the recipient obtains no tax benefit with respect to the forfeiture or prior tax payment. The Company will be entitled to a federal tax deduction equal to the amount of income recognized by the employee either when the employee makes such an election or, if no election is made, if and when the restrictions on the stock lapse.


VOTES REQUIRED AND BOARD RECOMMENDATION

The Board of Directors believes that the grant of stock options and stock awards will provide significant incentives to selected key employees who contribute and are expected to contribute materially to the continued success of the Company. The favorable vote of a majority of shares present and voting at the Annual Meeting on this proposal (as long as those shares voting affirmatively also constitute a majority of the required quorum) is required for approval of the Plan.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PLAN


                                   PROPOSAL 3:

                        SELECTION OF INDEPENDENT AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as the Company's independent auditors to audit the Company's consolidated financial statements for the 1995 fiscal year. The ratification of this appointment by the Stockholders is being sought as a matter of good corporate practice, although it is not required. The affirma-tive vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

In the event Stockholders fail to ratify the appointment, the Board of Directors will reconsider its appointment of Deloitte & Touche LLP. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its Stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

Management does not intend to bring any other business before the meeting, and so far as is known to Management, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies in the form enclosed will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.



March 10, 1995
Santa Rosa, California

                              By Order of the Board of Directors,



                               JOSEPH C. ZILS
                               General Counsel and Secretary




                                                           EXHIBIT A

                        OPTICAL COATING LABORATORY, INC.
                        1995 INCENTIVE COMPENSATION PLAN

              PART 1. PLAN PURPOSE, ADMINISTRATION AND ELIGIBILITY

I.   PURPOSE

     The purpose of this 1995 Incentive Compensation Plan (the "Plan") of Optical Coating Laboratory, Inc. (the "Company") is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company's continued progress and thus to provide them with a further incentive to continue in the employ of the Company. In adopting the Plan, the Board of Directors has determined that the additional incentive provided by the Plan to those employees whose efforts have the most effect on the Company's success will promote the welfare of the Stockholders in general.

II.  ADMINISTRATION

     The members of the Compensation and Stock Option Committee, acting as a separate committee (the "Committee") consisting of three or more directors of the Company who are not eligible to participate in the Plan, shall supervise and administer the Plan. The Committee shall, from time to time, designate the key employees of the Company who shall be granted stock options ("Stock Options") or stock awards ("Stock Awards") under the Plan and the amount and nature of the award to be granted to each such employee. All questions of interpretation of the Plan or of any Stock Options or Stock Awards issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Committee under this Plan may be exercised by any subcommittee so authorized by the Committee.

III. PARTICIPATION IN THE PLAN

     Directors, officers and other salaried employees of the Company in key positions shall be eligible to participate in the Plan.

IV.  STOCK SUBJECT TO THE PLAN

     The maximum number of shares which may be optioned or awarded under the Plan shall be Six Hundred Thousand (600,000) shares of the Company's Common Stock. The limitation on the number of shares which may be optioned or awarded under the Plan shall be subject to adjustment as provided in Section XVII of the Plan.

     The grant of a Stock Award not pursuant to a Stock Option under the Plan shall be subject to such restrictions as the Committee shall determine to be appropriate, including but not limited to restrictions on resale, repurchase provisions, special vesting requirements or forfeiture provisions.

     If any outstanding Stock Option under the Plan for any reason expires or is terminated without having been exercised in full, or if any Stock Awards are forfeited, the forfeited share or shares allocable to the unexercised portion of such Stock Option shall again become available for grant pursuant to the Plan.

     Upon the grant of a Stock Award or the exercise of a Stock Option, the Company may issue new shares or reissue shares previously repurchased by or on behalf of the Company.



                              PART 2. STOCK OPTIONS

V.   NON-QUALIFIED STOCK OPTIONS AND INCENTIVE STOCK OPTIONS

     Any Stock Option granted under the Plan shall be designated by the Committee as a non-qualified stock option or as an incentive stock option ("ISO") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     No options granted hereunder shall be exercisable unless the Plan is approved by the Stockholders of the Company within twelve (12) months before or after the date such plan is adopted.

VI.  TERMS OF STOCK OPTIONS

     Each Stock Option granted under the Plan shall be for a period determined by the Committee not to exceed ten (10) years from the date of grant, shall be evidenced by a stock option agreement between the Company and the person to whom such Stock Option is granted, and shall be subject to the following additional terms and conditions:

     A. CONTINUATION OF EMPLOYMENT. An employee to whom such Stock Option is granted must agree in writing, as a condition to the granting of the Stock Option, that he or she will remain in the employ of the Company following the date of granting of the Stock Option for a period of twelve (12) months.

     B. EXERCISE OF THE STOCK OPTION. Prior to its termination, such Stock Option may be exercised by the person then entitled to do so, at such time or times and in such amounts as shall be specified in the stock option agreement. A Stock Option is exercised (i) by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and accompanied by full payment of the option price therefor; provided, however, that to the extent authorized by the Committee, an optionee may make all or any portion of any payment due to the Company upon exercise of a Stock Option by delivery of any property (including securities of the Company or promissory notes) other than cash, so long as such property constitutes valid consideration for the Common Stock under applicable law; and (ii) by giving assurances satisfactory to the Company that the shares of Common Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the Securities Act of 1933; provided, however, that in the event the Common Stock subject to the Stock Option is registered under the Securities Act of 1993, as amended, or in the event a resale of such Common Stock without such registration would otherwise be permissible, this condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act of 1933, or any other applicable law, regulation or rule of any governmental agency.

     C. OPTION PRICE. The option price under each Stock Option shall be determined by the Committee but shall not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock at the time of granting the Stock Option.

     D. TERMINATION OF THE STOCK OPTION. To the extent not previously exercised, each Stock Option shall terminate on the date fixed therefor in the stock option agreement; provided, however, that (i) in the event that an employee who has been granted a Stock Option shall cease to be employed by the Company or a subsidiary for any reason other than death, the Stock Option shall terminate to the extent such employee shall fail to exercise such Stock Option within the time period fixed by the Committee at the time of grant, but only to the extent his or her rights to exercise such Stock Option have accrued pursuant to the terms hereof and have not previously been exercised at the date of such termination; provided, however, that if such employee shall have his or her employment terminated for cause the Stock Option shall terminate simultaneously with such employee's effective date of termination, and any unexercised portion of the Stock Option shall thereupon expire; and
(ii) in the event the employee shall die while in the employ of the Company or after the termination of his employment for any reason other than for cause, and shall not have exercised the Stock Option, it shall be exercisable at any time within the period fixed by the Committee at the time of its grant, by the executors or administrators of the employee by bequest or inheritance. Termination of employment "for cause", as used herein, shall mean discharge by the Company or any of its subsidiaries for (i) dishonesty, (ii) commission of a crime, or (iii) divulging trade secrets to competitors or others not entitled to receive them. The foregoing provisions shall apply with equal force and effect and equivalent meaning, with such changes as may be necessary, to a director who has been granted options hereunder.

     E. STOCK OPTIONS NOT TRANSFERABLE. Any Stock Option shall be nontransferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee, or in the event of death, by the optionee's representative or any person designated by the optionee in his stock option agreement.

     F. QUALIFICATION OF STOCK. The right to exercise the Stock Options shall be further subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares covered by the Stock Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Stock Option or the purchase of shares thereunder, the Stock Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors, in its sole discretion.

     G. LIMITATION ON INCENTIVE STOCK OPTIONS. No option designated by the Committee as an ISO entitled to special tax treatment under Code Section 422A may be granted under the Plan if such grant, together with any applicable prior grants, would exceed any maximum established under the Code for ISOs that may be granted to a single employee. Should it be determined that any such ISO granted under the Plan exceeds such maximum, the excess portion of such ISO shall be reclassified as a non-qualified option not entitled to special tax treatment under Section 422A of the Code.

     H. PROCEEDS FROM SALE OF STOCK. The proceeds of sale of all shares of Stock issued from time to time upon the exercise of options granted pursuant to the Plan shall be added to the general funds of the Company and as such shall be used from time to time for such corporate purposes as the Board of Directors of the Company may determine.

     I. OTHER PROVISIONS. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

VII. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

     Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Stock Options granted under the Plan, or accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of any Stock Option shall, without the consent of the employee, alter or impair any rights or obligations under any Stock
Option theretofore granted under the Plan.

                         PART 3. STOCK AWARDS

VIII.     STOCK AWARD DETERMINATION

     The Committee may grant an eligible employee Stock Awards at such times and in such amounts as the Committee may designate which in its opinion fully reflect the performance level and potential of such employee. Such awards shall be made in accordance with such guidelines as the Committee may from time to time adopt. Stock Awards shall be independent of any grant of any Stock Option under this Plan, and shall be made subject to such restrictions as the Committee may determine to be appropriate.

IX.  PAYMENT OF STOCK AWARDS

     A. No employee shall have the right to receive payment of any Stock Award until notified of the amount of such award, in writing, by the Committee or its authorized delegate.

     B. An award of Common Stock may be subject to restrictions ("Restricted Stock") or acquired by the employee by delivery of a recourse or non-recourse promissory note ("Loan Stock"), and certificates for such shares will be deposited in escrow with the Company's Secretary. The employee shall retain all rights in the Restricted Stock or Loan Stock while it is held in escrow including, but not limited to, voting rights and the right to receive dividends, except that the employee shall not have the right to transfer or assign such shares until all restrictions pertaining to such shares are terminated and all loans paid in full, at which time the applicable stock certificates shall be released from escrow and delivered to the employee by the Company's Secretary.

     C. The Committee may permit, on such terms as it deems appropriate, use of Restricted Stock or Loan Stock as partial or full payment upon exercise of a stock option under any stock option of a Company plan or this Plan. In the event shares of Restricted Stock or Loan Stock are so tendered as consideration for the exercise of an option, a number of the shares issued upon the exercise of said option, equal to the number of shares of Restricted Stock or Loan Stock used as consideration therefor, shall be subject to the same conditions as the Restricted Stock or Loan Stock so submitted plus any additional conditions that may be imposed by the Committee.

X.   DURATION OF RESTRICTIONS AND TERMS OF PROMISSORY NOTES

     The Committee will establish the period or periods after which the conditions on Restricted Stock will lapse and the terms of any promissory notes relating to Loan Stock.

XI. DEATH OR TOTAL AND PERMANENT DISABILITY OF A PARTICIPATING EMPLOYEE HOLDING RESTRICTED STOCK

     By written notice to the Company, an employee who has received a grant of Restricted Stock may designate one or more persons (and from time to time change such designation) who, by reason of his death, shall acquire the right to receive any vested but unpaid Stock Awards held by the employee at the time of his death. Such Stock Awards shall be paid to the designated representative at such time and in such manner as if the employee were living.

     In the event of total and permanent disability of an employee who has participated in the Plan, any unpaid but vested Stock Award shall be paid to the employee if legally competent or to other legally designated guardian or representative if the employee is legally incompetent.

     After the death or total and permanent disability of an employee, the Committee may in its sole discretion at any time terminate restrictions upon stock awarded to the employee. A request to the Committee for the termination of restrictions or the acceleration of payments not yet due may be made by the employee's beneficiary or representative, or by a totally and permanently disabled employee.

     If at the time of the employee's death, there is no effective beneficiary designation as to all or some portion of the awards hereunder, such awards or such portion thereof shall be paid to or on the order of the legal representative of the employee's estate. In the event of uncertainty as to the interpretation or effect of any notice of designation, the Committee's decision with respect thereto shall be conclusive.

XII. RESTRICTIONS AND FORFEITURE OF STOCK AWARDS

     The Company's obligation to deliver stock certificates held in escrow is subject to the condition that the employee remain an active employee of the Company for the entire deferral and/or restriction period, including mandatory and optional deferrals. If the employee fails to meet this condition, the employee's right to any such unpaid amounts or undelivered stock certificates shall be forfeited. This provision may be waived by the Committee in exceptional circumstances.

                            PART 4. STOCK WITHHOLDING

XIII.     USE OF SHARES TO SATISFY TAX LIABILITY

     Agreements with employees implementing this Plan may permit an employee who has been granted Restricted Stock, Stock Options or Loan Stock to elect that the tax liability arising from the lapse of restrictions on Restricted Stock, exercise of Stock Options, or payment of a non-recourse note used to purchase Loan Stock be satisfied by the Company's withholding from the shares to be delivered to the employee that number of shares the fair market value of which is closest to, without exceeding, such tax liability. For purposes of this paragraph, "tax liability" shall mean the minimum federal and state income taxes required to be withheld from such compensation income arising from the transaction, or, in the discretion of the Company, such greater amount of taxes (including taxes other than income taxes) that are required to be withheld from such compensation. An employee's election under an Agreement with the Company permitting such election shall be made in writing to the Company at least three (3) days prior to the event giving rise to the employee's tax liability. An employee who is subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") desiring to elect the treatment provided for herein shall give such written notice of the same to the Company as legal counsel for the Company shall determine is required.

                           PART 5. GENERAL PROVISIONS

XIV. ASSIGNMENTS

     The rights and benefits under this Plan may not be assigned except for the designation of a beneficiary as provided in Sections VI and XI.

XV.  TIME FOR GRANTING STOCK OPTIONS OR STOCK AWARDS

     All Stock Options and Stock Awards subject to this Plan shall be granted, if at all, not later than ten (10) years after the adoption of this Plan by the Company's Board of Directors.

XVI. LIMITATION OF RIGHTS

     A. No Right to a Stock Option or Stock Award . Nothing in the Plan shall be construed to give any employee of the Company any right to be granted a Stock Option or Stock Award.

     B. No Employment Right. Neither the Plan, nor the granting of a Stock Option or Stock Award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will employ a grantee for any period of time or in any position, or at any particular rate of compensation.

     C. No Stockholders' Rights for Stock Options. An optionee shall have no rights as a Stockholder with respect to the shares covered by his or her Stock Options until the date of the issuance to him of a stock certificate therefor.

XVII.     CHANGES IN PRESENT STOCK

     In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Common Stock, appropriate adjustment shall be made by the Board of Directors, in its sole discretion, in the number and kind of shares which are or may become subject to Stock Options and Stock Awards granted or to be granted hereunder, and in the option price of shares which are subject to Stock Options granted hereunder.

XVIII.    EFFECTIVE DATE OF THE PLAN

     The Plan shall take effect on the date of adoption by the Board of Directors of the Company, subject to approval by the Stockholders of the Company at a meeting held within twelve (12) months after the date of such adoption. Stock Options and Stock Awards may be granted under the Plan at any time after the adoption of the Plan by the Board of Directors of the Company and prior to the termination of this Plan.

XIX. AMENDMENT OF THE PLAN

     The Board of Directors of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the Stockholders no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section XVII), change the designation of the class of employees eligible to receive Stock Options or Stock Awards, or materially increase the benefits accruing to participants under the Plan.

XX.  NOTICE

     Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

XXI. COMPANY BENEFIT PLANS

     Nothing contained in this Plan shall prevent the employee prior to death, or the employee's dependents or beneficiaries after the employee's death, from receiving, in addition to any awards provided for under this Plan and any salary, any payments under a Company retirement plan or which may be otherwise payable or distributable to such employee, or to the employee's dependents or beneficiaries under any other plan or policy of the Company or otherwise.

XXII.UNFUNDED PLAN

     Insofar as it provides for Stock Awards, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to employees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. Except for the holding of Restricted Stock and Loan Stock in escrow pursuant to Section IX B, the Company shall not be required to segregate any assets which may at any time be represented by Stock Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of shares or cash to be awarded under the Plan.
Any liability of the Company to any employee with respect to a Stock Award under this Plan shall be based solely upon any contractual obligations which may be created by the Plan and any agreement consistent with this Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.


XXIII. GOVERNING LAW

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of California and construed accordingly.


(FRONT OF PROXY CARD)

                    OPTICAL COATING LABORATORY, INC.
                  THIS PROXY IS SOLICITED ON BEHALF OF
                  THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints JOSEPH C. ZILS and AGIE NAVARRO, or either of them, each with the power of substitution as proxies of the undersigned to attend the Annual Meeting of Stockholders of Optical Coating Laboratory, Inc. to be held at the Doubletree Hotel, 3555 Round Barn Boulevard, Santa Rosa, California on March 30, 1995 at 4:00 p.m., and any adjournment thereof, and to vote all shares held by the undersigned on the following:

1. FOR __; WITHHOLD AUTHORITY FOR __ the election as directors of the Company of the five persons listed below:

                 (MANAGEMENT RECOMMENDS A VOTE FOR ITEM 1.)

        Herbert M. Dwight, Jr., Douglas C. Chance, John McCullough,
                   Julian Schroeder, Renn Zaphiropoulos

    (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


     ----------------------------------------------------------------
2. FOR __; WITHHOLD AUTHORITY FOR __ approval of the 1995 Incentive Compensation Plan.

                 (MANAGEMENT RECOMMENDS A VOTE FOR ITEM 2.)

3. FOR __; AGAINST __; ABSTAIN __ ratification of Deloitte & Touche LLP as the Company's independent auditors.

                 (MANAGEMENT RECOMMENDS A VOTE FOR ITEM 3.)

4. In their discretion, upon such other matters as may properly be brought before the meeting or any adjournment thereof;

with all powers that the undersigned would possess if personally present, and hereby ratifies and confirms all that said proxies may do in the premises.
                            (continued and to be signed on reverse side)

(RIGHT FRONT SIDE OF PROXY CARD)

                                                   PROXY

                                                   (OCLI Logo)

                                                   Annual Meeting
                                                   of Stockholders
                                                   March 30, 1995


(BACK OF PROXY CARD)

(Continued from other side)

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND
3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED THEREIN BY THE UNDERSIGNED STOCKHOLDER.

If the stock is issued in the names of two or more persons, only one of them needs to sign the proxy. A proxy executed by a corporation should be signed in its name by an authorized officer. Executors, administrators and trustees should so indicate when signing.

                              Dated: _________________________, 1995

                              ______________________________________
                                            Signature of Stockholder

                              ______________________________________
                                            Signature of Stockholder

                                  Please sign exactly as name or
                                       names appear at left


(COVER LETTER TO STOCKHOLDERS)

(OCLI LOGO) OPTICAL COATING LABORATORY, INC.



DEAR OCLI STOCKHOLDER:

As a result of omissions from the Notice of Annual Meeting of Stockholders and Proxy Statement dated February 24, 1995, the Company has issued the enclosed, revised Notice of Annual Meeting of Stockholders and Proxy Statement dated March 10, 1995. We would like to direct you, in particular, to the description of the Company's Proposed 1995 Incentive Compensation Plan, where most of the changes have been made.

Please complete and return the enclosed proxy card based upon the additional information provided in the revised Proxy Statement.

We apologize for any confusion or inconvenience this oversight may have caused and appreciate your continued support.

Sincerely,


/s/JOSEPH C. ZILS
Joseph C. Zils
General Counsel and Secretary


March 10, 1995